                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant To Section 14(a) of
                      the Securities Exchange Act of 1934


Filed by the Registrant ( )

Filed by a Party other than the Registrant (X)

Check appropriate box:

( ) Preliminary Proxy Statement
( ) Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
( ) Definitive Proxy Statement
(X) Definitive Additional Materials
( ) Soliciting Material Pursuant to  Rule 14a-11(c) or Rule 14a-12

                            POOL ENERGY SERVICES CO.
                (Name of registrant as specified in its charter)


                            NABORS INDUSTRIES, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

(X) No fee required.

( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

( ) Fee paid previously with preliminary materials:

     ( ) Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
     (2) Form, Schedule or Registration Statement no.:
     (3) Filing Party:
     (4) Date Filed:

                   [NABORS INDUSTRIES LOGO] NABORS INDUSTRIES


                         Pool Shareholder Presentation

                                  January 1999

                            [LOGO] NABORS INDUSTRIES


                           FORWARD LOOKING STATEMENTS

This presentation contains projections and other forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These projections and statements reflect Nabors' current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain factors. A discussion of these factors is included in each Company's periodic reports filed with the Securities and Exchange Commission.

This presentation does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such solicitation.

NABORS RESOLUTION
--------------------------------------------------------------------------------

RESOLVED, that the shareholders of Pool strongly recommend that the Board of Directors of Pool arrange for the sale of the Company and take all necessary actions to effect such sale, including, without limitation:

- Entering into good faith merger negotiations with Nabors and any other qualified bidder for the Company offering a higher price per share than Nabors

- Redeeming the common stock purchase rights of the Company granted pursuant to the Rights Agreement, dated as of June 7, 1994, between the Company and the First National Bank of Boston and

- Taking all actions to approve the sale of the Company under the Texas Business Corporation Act (the "TBCA"), including, without limitation, Article 13.03 of the TBCA.

It being understood that this resolution is admonitory only and that the Board of Directors of the Company must exercise its business judgment in fulfillment of its fiduciary duties to the shareholders of the Company.

[NABORS INDUSTRIES LOGO] NABORS INDUSTRIES----------------------------------- 2

OVERVIEW OF NABORS
-------------------------------------------------------------------------------
Investment Highlights

-        Consistent growth

-        Strong and growing core businesses

-        Tremendous upside potential

         -        Increased utilization

         -        Additional wellsite content

         -        Internal investments

         -        Acquisitions

-        Strong and conservative financial position

         -        High discretionary cash flow

         -        Access to low cost capital (Moody's A3/S&P BBB+)

-        Substantial management ownership (approximately 15%)



[NABORS INDUSTRIES LOGO] NABORS INDUSTRIES ----------------------------------  3

OVERVIEW OF NABORS
-------------------------------------------------------------------------------
CONSISTENT GROWTH AND PROFITABILITY

[GRAPHIC OMITTED]

Under the caption "Revenues":
X Axis:  1987 - 1996, FY 1997, CY 1997, 1998E
Y Axis:  $0 - 1,200 (dollars in millions)
Graph shows increase in revenues through CY 1997, decrease in revenues for 1998E.

[GRAPHIC OMITTED]

Under the caption "Operating Income (excluding provisions for asset write-downs)":
X Axis:  1987 - 1996, FY 1997, CY 1997, 1998E
Y Axis:  -$10 - $200
(dollars in millions)
Graph shows increase in operating income through CY 1997, decrease in operating income for 1998E.

[NABORS INDUSTRIES LOGO] NABORS INDUSTRIES ----------------------------------- 4

OVERVIEW OF NABORS
--------------------------------------------------------------------------------
STRONG AND GROWING CORE BUSINESSES WITH UPSIDE POTENTIAL

NABORS' CORE BUSINESS UNITS

- Core Drilling Businesses

  - Alaska
  - U.S. Lower 48 and Canada
  - International
  - Offshore Domestic and International Services


- Other Business Lines

  - Canrig & Epoch
  - Additional Value Added Services

ACTIVELY MARKETED FLEET

FLEET: 400 LAND RIGS/36 OFFSHORE RIGS

- Alaska                - 15 Land Rigs

- US Lower 48           - 302 Land Rigs

- Canada                - 35 Land Rigs

- International         - 48 Land Rigs
                        - 1 Jackup

- Offshore              - 8 Sundowner Platform Rigs
                        - 7 Super Sundowner Platform Rigs
                        - 3 Platform Drilling MASE
                        - 5 API Platform Drilling Rigs
                        - 5 Jackup Workover Rigs
                        - 5 Barge Drilling/Workover Rigs

- Other                 - Top Drives
                        - Mud Logging
                        - Rig Instrumentation
                        - Trucking and Logistic Services

[NABORS INDUSTRIES LOGO] NABORS INDUSTRIES.....................................5

Overview of Nabors
------------------------------------------------------------------------------
Nabors Management Depth

                                                                                  Years of
        Name                               Position                              Experience
-----------------------   --------------------------------------------        ---------------
                                                                               NBR   Industry
                                                                              -----  --------
Eugene M. Isenberg        Chairman of the Board and Chief Executive Officer     12      25

Anthony G. Petrello       President and Chief Operating Officer                  7       7

Richard A. Stratton       Vice Chairman                                         20      20

Dennis A. Smith           Director -- Corporate Development                      7      23

Bruce P. Koch             Vice President -- Finance                              8       8

Operating Unit Management

Jerry C. Shanklin         President (Offshore)                                   4      34

Larry P. Heidt            Executive Vice President, C.O.O. (U.S. Lower 48)       7      30

Siegfried Meissner        President (International)                              6      28

Duane P. Mather           President (Canada)                                    24      32

James Denney              President (Alaska)                                     9      24

Chris Papouras            President (Epoch)                                      7       7

Michael R. O'Connor       President (Peak)                                      10      28

[NABORS INDUSTRIES LOGO] NABORS INDUSTRIES ---------------------------------6

KEY ISSUES FOR CONSIDERATION
--------------------------------------------------------------------------------

- "Normalized Current" Value of Pool - Absent Nabors' Merger Proposal, Pool's stock would not be trading at $11.13 as of December 24, 1998, but at an estimated "normalized current" price of $6.11.

- Premium Offer/Ongoing Equity Upside - Nabors' offer represents both a significant current premium and ongoing equity upside.

         -        Premium both now and at the time of original offer

         -        Additional equity upside potential of a combined Nabors-Pool

- Nabors' Successful Track Record - Nabors has consistently outperformed both Pool and the oilfield service sector since Pool's IPO and "Strategic Plan" implementation.

         -        Stock price/relative investment performance

         -        Returns on capital employed

- Compelling Industry Conditions/Rationale for Combination - Pool's board and management is ignoring recent industry consolidation trends and the compelling rationale for the merger.

         -        Recent industry trends

         -        Strategic benefits of combination

         -        Potentially reducing shareholder value

[NABORS INDUSTRIES LOGO] NABORS INDUSTRIES-----------------------------------  7

"NORMALIZED CURRENT" VALUE OF POOL
------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

 NABORS' CURRENT OFFER PER SHARE OF POOL

  -  0.481 shares of Nabors' common stock         -    Willing to consider higher price if additional value can be shown

  -  $6.125 in cash
                                                  -    Significant premium to Pool's stock price as of date of offer and relative
  -  Value of $12.50 as of December 24, 1998           to "normalized current" Pool stock price
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
OFFER PREMIUM

                                                         NORMALIZED POOL STOCK PRICE(1)      AS REPORTED POOL STOCK PRICE
                                                         ------------------------------      ----------------------------
                                          VALUE OF                           OFFER AS %                        OFFER AS %
                                        NABORS' OFFER    $ PER SHARE          PREMIUM        $ PER SHARE        PREMIUM
                                        -------------    -----------         ----------      -----------       ----------
  10/9/98
   (Last Trading Day Prior to Offer)         $12.50         $ 7.06             77.0%            $ 7.06           77.0%

  10/27/98
   (Last Trading Day Prior to
   Announcement of Offer)                     14.72          10.26             43.5              10.94           34.6

  12/24/98
   (Current)                                  12.50           6.11            104.6              11.13           12.3
----------------------------------------------------------------------------------------------------------------------------------

-------------------
(1) Assumes Pool's share price would have performed in line with land drilling composite, including Key Energy, Parker Drilling, Patterson Energy, Pride International and UTI Energy. The companies comprising such composite have an average correlation to Pool's share price of 0.964 for the period June 1, 1998 to October 9, 1998.

[NABORS INDUSTRIES LOGO] NABORS INDUSTRIES ---------------------------------- 8

"NORMALIZED CURRENT" VALUE OF POOL
--------------------------------------------------------------------------------
Pool "Nomalized" Stock Price Analysis

- Nabors believes that it is apparent Pool's stock would not be trading at its current level absent Nabors' offer.

- Instead, Pool's stock price is trading in anticipation of a transaction, rather than on fundamentals.

- The following analysis calculates the stock price performance (since October 9, 1998, the last day of trading prior to Nabors' offer) of an index of comparable drilling companies highly correlated to Pool.


                              STOCK PRICE CHANGE            STOCK PRICE
                             CORRELATION TO POOL              CHANGE
          TIER I/TIER II       JUNE 1, 1998 TO          OCTOBER 9, 1998 TO
           COMPANIES(2)        OCTOBER 9, 1998(1)        DECEMBER 24, 1998
      --------------------   ------------------------  ---------------------
      Key Energy                    0.969                     (36.2%)
      Parker Drilling               0.970                     (29.0)
      Patterson Energy              0.957                     (15.9)
      Pride International           0.964                       3.8
      UTI Energy                    0.962                       9.7

      AVERAGE                       0.964                     (13.5%)

                             COMPOSITE INDEX CHANGE           (13.5%)
                      POOL STOCK PRICE ON OCTOBER 9, 1998      $7.06
                        "NORMALIZED CURRENT" STOCK PRICE       $6.11

------------------
(1) Source: Bloomberg.
(2) As reported in Pool's definitive proxy materials.

[NABORS INDUSTRIES LOGO] NABORS INDUSTRIES---------------------------------    9

PREMIUM OFFER/ONGOING EQUITY UPSIDE
--------------------------------------------------------------------------------

Offer Premium to "Normalized" Pool Stock Price

- The following charts show the high correlation between the stock trading performance of Pool and a composite of drilling companies which Pool refers to as its Tier I/II comparable companies in its definitive proxy materials. Based on this, Nabors' offer represents a significant premium to Pool's stock price on every day since its offer on October 9, 1998.

                               [GRAPHIC OMITTED]

Under the caption "Relative Stock Price Performance Pool vs. Tier I/II Composite", a line graph depicts the relative stock price performance of Pool vs. Tier I/II Composite from June 1, 1998 through December 18, 1998; for October 9, 1998 a vertical line is drawn to emphasize the prices for Pool and Tier I/II Composite as of the last trading date prior to Nabors offer; for October 29, 1998 another vertical line is drawn to emphasize the prices on the date of the public announcement of Nabors offer. Since approximately late June 1998 Pool's stock price is below that of the Tier I/II Composite. Since the public announcement of Nabors offer, Pool's stock price exceeds that of the Tier I/II Composite.

Footnote to omitted graphic: Comparable drilling companies included in Pool's Tier I and II definitive proxy materials: Key Energy, Parker Drilling, Patterson Energy, Pride International and UTI Energy.

                               [GRAPHIC OMITTED]

Under the caption "Premium to 'Normalized' Pool Value" a line graph depicts Premium to "Normalized" Pool Value from October 9, 1998 through December 24, 1998. Three lines are drawn to compare the stock prices of 1) Normalized Pool (generally the lowest of three lines, ending at $6.11), 2) As Reported Pool (generally the middle of the three lines, ending at $11.13) and 3) the Offer Value (the highest of the three lines, ending at $12.50).

[NABORS INDUSTRIES LOGO] NABORS INDUSTRIES------------------------------------10

PREMIUM OFFER/ONGOING EQUITY UPSIDE
--------------------------------------------------------------------------------

Additional Upside Potential

- Nabors offer represents an opportunity to realize an immediate premium, an ongoing equity upside in Nabors-Pool plus an opportunity to realize additional value through the resulting combination benefits of merging Nabors and Pool, which include sharing in the synergies and better trading liquidity.

[GRAPHIC OMITTED]

Bar Graph with the caption "Potential Value of Nabors' Offer"

Pool "Normalized" Value $6.11
Current Offer $12.50 (including premium of $6.39)

Above the caption "Assuming Potential Doubling of Nabors and Pool 'Normalized' Stock Prices" are bar graphics depicting:

Potential Value of Pool $12.22
Potential Value of Nabors (assumes cash received in offer is invested in Nabors stock) $25.00


[NABORS INDUSTRIES LOGO] NABORS INDUSTRIES------------------------------------11

PREMIUM OFFER/ONGOING EQUITY UPSIDE
-------------------------------------------------------------------------------
Nabors' Premium Multiple


- A number of benefits arise from stock ownership in a larger capitalization company, such as:

         -        Enhanced trading liquidity

         -        Expanded equity research coverage

         -        Enhanced credit ratings/lower cost of capital

- These benefits translate into the potential for the realization of a multiple premium, a trend exhibited both by Nabors' P/E multiple relative to Pool and by the large-cap oilfield service composite P/E multiple relative to the mid-cap oilfield service composite.

                               [GRAPHIC OMITTED]

Under the caption "Average 1998E P/E Ratio for Pool and Nabors," a line graph depicts the average 1998E P/E ratio for Pool and Nabors from January 1998 through December 1998; the lines reflect Nabors' P/E ratio as well as both Pool's as adjusted and as reported P/E ratios with the Nabors' line the highest line.

                               [GRAPHIC OMITTED]

Under the caption "Average 1998E P/E Ratio for Large and Mid Capitalization Oilfield Service Indices," a line graph depicts the average 1998E P/E Ratio for Large and Mid Capitalization Oilfield Service Indices from January 1998 through December 1998, showing the P/E Multiple for the Large-Cap Oilfield Services Composite to be higher than that for the Mid-Cap Oilfield Service Composite. Large-Cap Oilfield Services indices include Baker Hughes, Halliburton and Schlumberger, and Mid-Cap indices include BJ Services, Cooper Cameron, National-Oilwell, Smith International, Varco and Weatherford.


[NABORS INDUSTRIES LOGO] NABORS INDUSTRIES---------------------------------- 12

NABORS' SUCCESSFUL TRACK RECORD
--------------------------------------------------------------------------------
Relative Stock Price Performance

- Nabors' superior returns have allowed it to consistently outperform Pool in creating value for its shareholders.

[GRAPHIC OMITTED]

Line graph with the caption "Relative Stock Price Performance (Since Pool's
IPO)" depicts relative stock price performance from April 17, 1990 (date of Pool's IPO) through October 9, 1998 (the last trading date prior to Nabors offer) of Pool, Companies Currently Comprising the Oil Services Index and Nabors; Pool's line is generally the lowest of three lines, the Companies Currently Comprising the Oil Services Index line is generally the middle of the three lines and Nabors line is generally the highest of the three lines.

[GRAPHIC OMITTED]

Line graph with the caption "Relative Stock Price Performance (Since Pool's Announcement of Strategic Plan)" depicting the relative stock price performance from June 6, 1994 (date of Pool's announcement of Strategic Plan) through October 9, 1998 (the last trading date prior to Nabors offer), of Pool, Companies Currently Comprising the Oil Services Index and Nabors, Pool's line is generally the lowest of the three lines while the Nabors and Companies Currently Comprising the Oil Service Index lines alternate between the highest and middle of the three lines.

                                                  % Change                         Stock Price
                                   -----------------------------------     ----------------------------
Stock Price Performance            Nabors      Pool       Composite(1)      Date      Nabors      Pool
-----------------------            ------     ------      ------------     -------    ------     ------
4/17/90 to 10/9/98                  211.8%    (31.1)%            83.9%     4/17/90     $4.25     $10.25
6/6/94 to 10/9/98                    96.3%    (22.6)%            87.5%      6/6/94      6.75       9.13
                                                                           10/9/97     46.56      40.63
6/6/94 to Pool Peak on 10/9/97      589.8%    345.2 %           536.9%     10/9/98     13.25       7.06

--------------------
(1) Represents the stock price performance for the companies currently comprising the Philadelphia Oil Service Sector Index.

[NABORS INDUSTRIES LOGO] NABORS INDUSTRIES -------------------------------- 13

NABORS' SUCCESSFUL TRACK RECORD
--------------------------------------------------------------------------------

Relative Investment Values

- Nabors superior stock price performance translates into significantly greater shareholder value for an investment in Nabors as compared to Pool.

[GRAPHIC OMITTED]

Line graph with the caption "Relative Investment Value (Since Pool's IPO)" depicts relative investment value of Pool, Companies Currently Comprising the Oil Service Index and Nabors. From April 17, 1990 (date of Pool's IPO) through October 9, 1998, the last trading date prior to Nabors' offer, lines depicting Pool's investment value and the Companies Currently Comprising the Oil Service Index alternate between the lowest and middle of the three lines and Nabors is generally the highest of the three lines.

[GRAPHIC OMITTED]

Line graph with the caption "Relative Investment Value (Since Pool's Announcement of Strategic Plan)" depicts relative investment value of Pool, Companies Currently Comprising the Oil Service Index and Nabors. From June 6, 1994 (date of Pool's announcement of Strategic Plan) through October 9, 1998, the last trading date prior to Nabors' offer, Pool's line is generally the lowest of the three lines while the Nabors' and Companies Currently Comprising the Oil Service Index lines alternate between the highest and middle of the three lines.

                                      Investment Value Assuming Investment At Date Indicated
                                ----------------------------------------------------------------
                                         IPO (4/17/96)               Strategic Plan (6/6/94)
                                ------------------------------    ------------------------------
                                 Nabors      Pool    Composite    Nabors      Pool     Composite
                                -------     ------   ---------    ------     -----     ---------
At IPO/Strategic Plan           $ 10.25     $10.25     $10.25     $ 9.13     $ 9.13     $ 9.13
Through 10/9/97                 $112.30     $40.63     $64.03     $62.95     $40.63     $58.12
  (Pool Peak Stock Price)
Through 10/9/98                 $ 31.96     $ 7.06     $18.85     $17.91     $ 7.06     $17.10
  (Trade Date Prior to Offer)
Through 12/24/98                $ 31.96     $ 6.11     $19.37     $17.91     $ 6.11     $17.58
  (Current "Normalized")

[NABORS INDUSTRIES LOGO] NABORS INDUSTRIES------------------------------------14

NABORS' SUCCESSFUL TRACK RECORD
--------------------------------------------------------------------------------

Nabors' Superior Return on Invested Capital

[GRAPHIC OMITTED]

Bar Graph with the caption "10-Year Return on Invested Capital (1987-1996)" (Source: Morgan Stanley/Stern Stewart, except PESC which was calculated by Merrill Lynch) depicts the highest 10-year return on invested capital for NBR, with decreasing return for SLB, WFT, DI, BHI, GLM, HP, BJS, MRL, ESV, SII, TDW, RIG, RDC and PESC.

[NABORS INDUSTRIES LOGO] NABORS INDUSTRIES------------------------------------15

COMPELLING INDUSTRY CONDITIONS/RATIONALE FOR COMBINATION
--------------------------------------------------------------------------------

Industry Recognition of Need to Consolidate

RECENT E&P MERGERS
-------------------------------------------
Arco/Triton and Union Texas

BP/Amoco

Burlington/Louisiana Land and Exploration

Exxon/Mobil

Kerr McGee/Oryx

Seagull/Ocean and United Meridian

UPRC/Norcen

RECENT OILFIELD SERVICE MERGERS
-------------------------------------------
Baker Hughes/Western Atlas and Petrolite

BJ Services/Nowsco

Falcon Drilling/Reading & Bates and Cliffs

Halliburton/Dresser

Key/Dawson

National-Oilwell/Dreco

Schlumberger/CAMCO

EVI/Weatherford

[NABORS INDUSTRIES LOGO] NABORS INDUSTRIES------------------------------------16

COMPELLING INDUSTRY CONDITIONS/RATIONALE FOR COMBINATION
--------------------------------------------------------------------------------

Benefits of Combination

-        Substantial immediate and long-term combination benefits.

         -        Lower operating cost structure (S, G&A and procurement)

         - Other cost savings associated with operational and facility rationalization

         -        Multiple revenue enhancement opportunities

         - Cross-selling opportunities between land/offshore drilling rigs and workover rigs

- Strong geographic fit with resulting broader North American/ international presence and diversity.

         -        Overlapping operations in Alaska, Gulf of Mexico and Saudi
                  Arabia

         - Broader presence in international land drilling and U.S. and Canada onshore markets

-        Enhances ability to weather cyclical downturns.

         -        Greater business/geographic presence and diversity

         -        Stronger and larger balance sheet with higher credit ratings

         -        Operational flexibility

         - Increase Pool's exposure to North American natural gas markets and reduce Pool's exposure to marginal crude oil markets



[NABORS INDUSTRIES LOGO] NABORS INDUSTRIES------------------------------------17

COMPELLING INDUSTRY CONDITIONS/RATIONALE FOR COMBINATION
--------------------------------------------------------------------------------
Benefits of Combination

-        Broader offshore presence and diversity.

         - Combined entity would have 66 offshore rigs compared to Pool's 29 offshore rigs

         - Enhances utilization of Sea Mar's fleet of supply vessels due to larger captive market and greater opportunity to package drilling and vessel services

-        Benefits of large capitalization company.

         -        Superior credit rating

         -        Lower cost of capital

         -        Greater ability to weather cyclical downturns

         -        Greater upside potential

         -        Better direct investment and acquisition opportunities

         -        Potential for realization of multiple premium

                  -        Greater trading liquidity

                  -        Broader analyst coverage

[NABORS INDUSTRIES LOGO] NABORS INDUSTRIES ---------------------------------- 18

COMPELLING INDUSTRY CONDITIONS/RATIONALE FOR COMBINATION
-------------------------------------------------------------------------------
Strong Pro Forma Balance Sheet
(dollars in millions)

                            Nabors as of 9/30/98
                     ---------------------------------
                                             Pro Forma                Pro Forma
                                                For         Pool      For Pool(1)         Possible as of
                     Stand-Alone    Bayard     Bayard     9/30/98      9/30/98           June 30, 1999(2)
                     -----------    ------   ---------    -------     -----------     ------------------------
                                                                                                    Assuming
                                                                                       Assuming        No
                                                                                      Conversion    Conversion
                                                                                      -----------   ----------
Debt                    $121.1      $119.2     $245.8     $178.5         $547.6         $447.6         $447.6

Convertible Debt         172.5          --      172.5         --          172.5             --          172.5
                     -----------    ------   ---------     ------     -----------     -----------   ----------
   Total Debt            293.6       119.2      418.3      178.5          720.1          447.6          620.1

Stockholders' Equity     851.0       179.3      971.3      289.8        1,102.7        1,373.1        1,200.6
                     -----------    ------   ---------    -------     -----------     -----------   ----------

   Total
     Capitalization   $1,144.6      $298.5   $1,389.6     $468.3       $1,822.8       $1,820.7       $1,820.7
                     ===========    ======   =========    =======     ===========     ===========   ==========
Debt/Total
  Capitalization          25.7%       39.9%      30.1%      38.1%          39.5%          24.6%          34.1%


SENIOR DEBT RATINGS         --        B2/B+    A3/BBB+      Ba3/BB        A3/BBB+

----------------------
(1) Assumes consummation of transaction based on current offer of $6.125 in cash and 0.481 shares of Nabors.

(2) Assumes the following: (i) no paydown of debt for any of the companies during Q4 1998; (ii) consummation of both Bayard and Pool effective January 1, 1999; (iii) Nabors convertible is called and forced into equity; (iv) free cash flow after capital expenditures is used to retire debt; and (v) estimated earnings are added to equity (Nabors only for Q4 1998 and all three companies for Q1 and Q2 1999).

[NABORS INDUSTRIES LOGO] NABORS INDUSTRIES ---------------------------------- 19

COMPELLING INDUSTRY CONDITIONS/RATIONALE FOR COMBINATION
--------------------------------------------------------------------------------
Combined Size - Rig Fleet and Other Assets


REGION                        NABORS                   POOL                     COMBINED
------                        ------                   ----                     --------
Alaska (North Slope)            12                        5                         17

U.S. Lower 48:
     Drilling                  302                       --                        302
     Workover                   --                      754                        754
                               ---                     ----                      -----
          Subtotal             302                      754                      1,056

Canada                          35                       --                         35

International:
     Drilling                   46                       25(1)                      71
     Workover                    2                       32(1)                      34
                               ---                     ----                      -----
          Subtotal              48                       57(1)                     105

Offshore                        36                       25(1)                      60
                               ---                     ----                      -----
Total Rigs                     433                      841                      1,273
                               ===                     ====                      =====

Other Assets                  - Top drives             - Fluid handling
                              - Mud logging              equipment
                              - Rig instrum.             (tanker trucks/frac
                              - Rig moving equip.        tanks)
                              - Fluid handling equip.  - 23 Seamar offshore
                              - Construction             supply vessels

------------
(1) Includes 15 drilling rigs, 22 workover rigs and one jackup rig 50% owned by joint venture.

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Compelling Industry Conditions/Rationale for Combination
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Recent Pool Management Defense Efforts Potentially Reducing Shareholder Value

     - Disclosed additional "golden parachute" agreements on December 15, 1998

       - 17 senior executives

       - Adds approximately $8 to 9 million of estimated additional severance cost

         - Estimated total severance cost of approximately $19 million

         - Estimated total severance cost of approximately $0.90 per share

     - Disclosed elimination of automatic reduction of board upon resignation, death or disability on same date

       - Unlimited number of vacancies may be filled by vote of a majority of remaining board for the balance of the unexpired terms

       - Allows dissenting board members to resign and potentially be replaced with board members favorable to management

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KEY ISSUES FOR CONSIDERATION
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-        "Normalized Current" Value of Pool - Absent Nabors' Merger Proposal,
         Pool's stock would not be trading at $11.13 as of December 24, 1998, but at an estimated "normalized current" price of $6.11.

- Premium Offer/Ongoing Equity Upside - Nabors' offer represents both a significant current premium and ongoing equity upside.

         -        Premium both now and at the time of original offer

         -        Additional equity upside potential of a combined Nabors-Pool

- Nabors' Successful Track Record - Nabors has consistently outperformed both Pool and the oilfield service sector since Pool's IPO and "Strategic Plan" implementation.

         -        Stock price/relative investment performance

         -        Returns on capital employed

- Compelling Industry Conditions/Rationale for Combination - Pool's board and management is ignoring recent industry consolidation trends and the compelling rationale for the merger.

         -        Recent industry trends

         -        Strategic benefits of combination

         -        Potentially reducing shareholder value

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